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                                                                    EXHIBIT 23.1

                         Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form, S-8 No. 33-80927) pertaining to the 1993 Stock Option Plan, 1995 Employee Stock Purchase Plan and the 1995 Non-Employee Director Stock Option Plan of our report dated April 3, 1997, with respect to the consolidated financial statements and schedule of Summit Medical Systems, Inc. for the three years ended December 31, 1996, included in its Annual Report (Form 10-K) filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

Minneapolis, Minnesota
April 3, 1997